UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2007

PROGRESSIVE GAMING INTERNATIONAL

CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

(702) 896-3890

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01	Other Events.

On November 13, 2007, Progressive Gaming International Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC and Sterne, Agee & Leach, Inc. (the “Underwriters”), related to a public offering of 20,000,000 shares (the “Offering”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The price to the public is $2.50 per share, and the underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $2.3375 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 3,000,000 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective registration statements on Form S-3 (Registration Statement Nos. 333-146836 and 333-147307) previously filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Report and is incorporated by reference herein, and the above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Company’s press release announcing the pricing of the public offering is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 13, 2007, among the Company, Roth Capital Partners, LLC and Sterne, Agee & Leach, Inc.

99.1	Press release dated November 13, 2007

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation

Date: November 13, 2007	By:	/s/ Heather A. Rollo
Heather A. Rollo Executive Vice President, Chief Financial Officer and Treasurer

3.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 13, 2007, among the Company, Roth Capital Partners, LLC and Sterne, Agee & Leach, Inc.

99.1	Press release dated November 13, 2007

4.